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                                                                   Exhibit 10.13


        SECOND AMENDMENT TO ASSIGNMENT, ASSUMPTION AND LICENSE AGREEMENT


      THIS AMENDMENT to the Assignment, Assumption and License Agreement dated as of October 7, 1999 (as amended by the amendment dated July 31, 2000, hereinafter collectively the "Agreement") by and between IMARX, LLC, an Arizona limited liability company ("Purchaser") and IMARX PHARMACEUTICAL CORP., an Arizona corporation ("Seller") is entered into and effective April 1, 2002 by and between IMARX THERAPEUTICS, INC., successor in interest to Purchaser ("ImaRx") and Bristol-Myers Squibb Medical Imaging, Inc. ("BMS"), successor in interest to Seller. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Agreement.

                                    RECITALS

      A. Purchaser and Seller entered into the Agreement as of October 7, 1999. Thereafter, Seller was merged into DuPont Contrast Imaging, Inc.

      B. DuPont Contrast Imaging, Inc. was acquired by Bristol-Myers Squibb Company on October 1, 2001 and the name of DuPont Contrast Imaging, Inc. was changed to Bristol-Myers Squibb Medical Imaging, Inc.

      C. The parties now wish to amend Exhibit A and Exhibit B of the Agreement to delete certain Category II Assets and to provide for additional Category III Assets.

      NOW, THEREFORE, in consideration of the foregoing premises and of the agreements and covenants set forth in the Agreement, the parties agree as follows.

                                    AGREEMENT

      1. Assignment of Assets. Attached hereto is Attachment A. The parties agree that the assets set forth in Attachment A are Category III Assets, and Exhibit A is hereby amended to include the assets set forth in Attachment A. BMS will execute any other or further documents reasonably deemed necessary to reflect the transfer and assignment of the assets set forth in Attachment A to ImaRx in accordance with the terms of the Agreement. Exhibit B is hereby amended to delete the assets set forth in Attachment A.

      2. ImaRx shall have no obligation to prosecute or maintain any asset in Attachment A either within CEDUI or outside CEDUI, provided however, that prior to abandoning any asset in Attachment A, ImaRx shall give BMS at least 15 business days written notice of its intention to do so. Upon notice by BMS that it wishes to acquire any such asset from ImaRx, ImaRx will assign the asset to BMS, transfer any files or other documents relating to the asset to BMS, and BMS will thereafter be solely responsible for prosecution or maintenance of the asset, including

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BMS-ImaRx                             -2-
Second Amendment to Assignment, Assumption and License Agreement


all costs associated therewith. Any such asset assigned to BMS shall be a Category II Asset subject to the license set forth in Section 4 of the Agreement, and BMS shall only have rights under such asset within the CEDUI field of use.

      3. The second sentence of Section 4 of the Agreement is hereby deleted and replaced by the following:

   Seller also grants to Purchaser the right to file and prosecute divisional, continuation and continuation-in-part applications for patent claims relating solely to fields of use outside of the CEDUI field of use arising from patent applications included within Category II Assets, provided that Purchaser will be solely responsible for all costs and expenses incurred in connection with such filing and prosecution and further provided that Purchaser will have no right to practice, transfer, license, or otherwise exploit any patents issuing from such applications within CEDUI. Purchaser shall provide notice to the Seller of the filing of any such patent application, the filing date and the Category II patent(s) or patent application(s) to which such patent application claims priority and identify the assignee of such patent application. Where possible, Purchaser shall be the assignee of such patent applications (and patents issuing thereon), unless such assignment will adversely effect the patent rights involved (for example, in the case of a terminal disclaimer). Where Purchaser is the assignee, such patent applications (and patents issuing thereon) shall be Category III Assets, subject to the license set forth in Section 5. Where Seller is the assignee, such patent applications (and patents issuing thereon) shall be Category II Assets, subject to the foregoing provisions of this Section 4.

      4. All applications for patents filed by ImaRx as of the date of this Amendment pursuant to Section 4 of the Agreement which are Category III assets are identified in Attachment C hereof.

      5. No Warranty. BMS believes that it has not assigned, conveyed, licensed or otherwise transferred any interest in any asset listed on Attachment A to any other person or entity. Notwithstanding anything to the contrary, BMS makes no warranty, express or implied, regarding the assets listed on Attachment A and specifically disclaims any responsibility for any action or inaction regarding the prosecution of any patents or any other protection of any intellectual property embodied or reflected in Attachment A during the period from the date of the Agreement to the date of this Amendment.

      6. Attachment B. Attached hereto is Attachment B. The assets set forth in Attachment B are Category II assets. ImaRx agrees to be responsible for the prosecution and maintenance of the patents and patent applications set forth in Attachment B, including all costs associated therewith. In the event that ImaRx wants to abandon any patent or patent application set forth in Attachment B, ImaRx shall provide BMS at least 15 business days prior written notice of its intention to do so. BMS shall then have the right to assume responsibility for the prosecution and maintenance of such patent or patent application and the costs associated therewith. Upon request

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BMS-ImaRx                             -3-
Second Amendment to Assignment, Assumption and License Agreement


by BMS, ImaRx will transfer any files or other documents relating to such patent or patent application and otherwise cooperate with BMS to enable BMS to assume responsibility for such patent or patent application.

      7. Section 5. The following is hereby added to the end of Section 5 of the
Agreement:

   Purchaser also grants to Seller the right to file and prosecute divisional, continuation and continuation-in-part applications for patent claims relating solely to the CEDUI field of use arising from patent applications included within Category III Assets, provided that Seller will be solely responsible for all costs and expenses incurred in connection with such filing and prosecution and further provided that Seller will have no right to practice, transfer, license, or otherwise exploit any patents issuing from such applications outside of the CEDUI field of use. Seller shall provide notice to the Purchaser of the filing of any such patent application, the filing date and the Category III patent(s) or patent application(s) to which such patent application claims priority and identify the assignee of such patent application. Where possible, Seller shall be the assignee of such patent applications (and patents issuing thereon), unless such assignment will adversely effect the patent rights involved (for example, in the case of a terminal disclaimer). Where Seller is the assignee, such patent applications (and patents issuing thereon) shall be Category II Assets, subject to the license set forth in Section 4. Where Purchaser is the assignee, such patent applications (and patents issuing thereon) shall be Category III Assets, subject to the foregoing provisions of this Section 5.

      8. Continued Effect. Except as amended hereby, the Agreement remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BRISTOL-MYERS SQUIBB                    IMARX THERAPEUTICS, INC.
MEDICAL IMAGING, INC.

By:   /s/ illegible                     By:   /s/ illegible
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Its:  President                         Its:  Sr. Director, Business Development
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